Exhibit 10.1

                        PURCHASE AND SETTLEMENT AGREEMENT

THIS PURCHASE AND SETTLEMENT AGREEMENT (this "Agreement"), is made and entered into as of the 29th day of April, 2004 to be effective as of May 4, 2004 (the "Effective Date"), by and among JL Acquisitions Co., LLC, a Delaware limited liability company ("Buyer"), ARB Investment Enterprises, Ltd., a Florida limited partnership ("ARB"), Hermann Burckhardt ("H. Burckhardt"), Alberto Burckhardt ("A. Burckhardt" and together with ARB and H. Burckhardt collectively referred to herein as the "Burckhardts") and NexGen Vision, Inc., a Delaware corporation (the "Company") (Buyer, the Burckhardts, and the Company are hereinafter referred to collectively as the "Parties" and individually as a "Party".)

                              W I T N E S S E T H:

WHEREAS, ARB is the record owner of 1,956,250 shares of the Company's Class B common stock, H. Burckhardt is the record and beneficial owner of 12,383 shares of the Company's Class A common stock, and A. Burckhardt is the record and beneficial owner of 55,000 shares of the Company's Class A common stock and 1,948,750 shares of the Company's Class B common stock (the Company shares owned by ARB, H. Burckhardt and A. Burckhardt are referred to herein, collectively, as the "Shares"); and

WHEREAS, the Burckhardts and the Company have mutually agreed to terminate their relationship, the Burckhardts have agreed to sell to Buyer the Shares and Buyer has agreed to purchase such Shares from the Burckhardts; and

WHEREAS, for good and valuable additional consideration, H. Burckhardt and A. Burckhardt on the one hand and the Company on the other, desire to execute and deliver to each other certain releases as more fully described herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties do mutually agree as follows:

      1. Correctness of Recitals. The foregoing recitals are incorporated herein by reference.

      2. Sale and Purchase of Shares. Subject to the terms hereof, effective as of the Effective Date, the Burckhardts shall sell, assign and transfer to Buyer and Buyer shall purchase the Shares for an aggregate purchase price of Four Hundred Thousand Dollars ($400,000) (the "Purchase Price") payable on the Effective Date, by cash, wire transfer or certified check in accordance with instructions as provided by the Burckhardts.

      3. Warrants. For and in consideration of the releases to be given to the Company by each of H. Burckhardt and A. Burckhardt pursuant to Section 12 herein, and subject to the terms thereof, on the Effective Date, the Company shall issue to each of H. Burckhardt and A. Burckhardt a warrant to purchase up to 100,000 shares of the Company's Class A common stock, at an exercise price of $1.50 per share, and otherwise substantially in the form attached hereto as Exhibit A (the "Warrants").

      4. Shares in Escrow. Notwithstanding any provision herein to the contrary, the Parties acknowledge and agree that 40,000 shares of the Company's Class B common stock owned by ARB are subject to an Escrow Agreement dated February 10, 2003, between E. Douglas Cifers and Harris & Gilbert, LLP ("H&G") (a copy of which is attached hereto as Exhibit B) pursuant to which H&G is holding such shares, and such Escrow Agreement has been provided to Buyer. On the Effective Date, H. Burckhardt shall advise and instruct H&G of the sale of such 40,000 shares to Buyer and direct H&G or

                                                                    Exhibit 10.1

any successor escrow agent, to deliver such 40,000 shares to Buyer or Buyer's assigns, instead of ARB, upon their release from escrow.

      5. Date of Separation. Subject to the terms and conditions hereinafter set forth, the Burckhardts shall be deemed to have separated from, and terminated their relationship with, the Company, effective immediately upon receipt by Buyer of cleared funds pursuant to Section 9.3 (which receipt shall be promptly confirmed to Buyer), with the exception of the mutual undertakings pursuant to this Agreement. As of the Effective Date, (i) the Burckhardts shall no longer be shareholders, officers, directors or employees of, or have any interest in or rights relating to, the Company (other than rights set forth in the Warrants issued pursuant to Section 3); (ii) any employment agreement entered into by and between the Company or any of its affiliates on the one hand and H. Burckhardt or A. Burckhardt on the other shall be deemed terminated; and (iii) the Burckhardts waive any claim and/or right they may have to unpaid salary, director's compensation, severance, bonus or payment of any kind from or by the Company.

      6. Representations of H Burckhardt and A. Burckhardt.

      6.1 Representations of H. Burckhardt. Subject to, and with the exception of, any acts or omissions of Gary Lafferty or Jan Lafferty, his wife, at any time, in each of their corporate, allegedly corporate, or individual capacities (provided that H. Burckhardt has no knowledge of such act or omission), H. Burckhardt hereby represents and warrants to Buyer as follows:

      (a) ARB is the record owner of 1,956,250 shares of the issued and outstanding Class B common stock of the Company, free and clear of any and all liens, encumbrances, claims, charges or third party rights thereon of every kind and nature whatsoever and there are no restrictions on ARB's power to sell the Shares, nor are there any other outstanding options, warrants or other rights to purchase the Shares, other than the 40,000 Shares described in Section 4.

      (b) H. Burckhardt is the President of ARB Management Services, Inc. which is the general partner of ARB and in such capacity has the power and authority to vote the Shares on behalf of ARB and to cause the transfer of such Shares to Buyer as contemplated by this Agreement.

      (c) H. Burckhardt is the record and beneficial owner of 12,383 shares of the issued and outstanding Class A common stock of the Company, free and clear of any and all liens, encumbrances, claims, charges or third party rights thereon of every kind and nature whatsoever and there are no restrictions on his power to sell the Shares, nor are there any other outstanding options, warrants or other rights to purchase the Shares.

      (d) H. Burckhardt and ARB have the right, power, and authority to enter into this Agreement and all documents and instruments to be executed by each of them hereunder, and to perform his or its obligations hereunder and thereunder. This Agreement constitutes a valid and legally binding obligation of each of H. Burckhardt and ARB, enforceable against each of them in accordance with its terms.

      (e) Other than the Shares described in subsections 6.1(a) and 6.1(c) and, with respect to H. Burckhardt only, other than the Warrant described in Section 3, neither ARB nor H. Burckhardt owns, beneficially or of record, any interest in any equity securities of the Company (or in any debt convertible into equity securities of the Company) nor is either a party to any contract or agreement pursuant to which either of them has the right to purchase equity securities (or debt securities convertible into equity securities) of the Company. The Shares to be transferred by ARB and H. Burckhardt pursuant to this Agreement have been validly issued by the Company, are fully paid and non-assessable.

                                                                    Exhibit 10.1

      6.2 Representations of A. Burckhardt. Subject to, and with the exception of, any acts or omissions of Gary Lafferty or Jan Lafferty, his wife, at any time, in each of their corporate, allegedly corporate, or individual capacity (provided that A. Burckhardt has no knowledge of such act or omission), A. Burckhardt hereby represents and warrants to Buyer as follows:

      (a) A. Burckhardt is the record and beneficial owner of 1,948,750 shares of the issued and outstanding Class B common stock of the Company and 55,000 shares of the issued and outstanding Class A common stock of the Company, free and clear of any and all liens, encumbrances, claims, charges or third party rights thereon of every kind and nature whatsoever and there are no restrictions on his power to sell the Shares, nor are there any other outstanding options, warrants or other rights to purchase the Shares.

      (b) A. Burckhardt has the right, power, and authority to enter into this Agreement and all documents and instruments to be executed by him hereunder, and to perform his obligations hereunder and thereunder. This Agreement constitutes a valid and legally binding obligation of A. Burckhardt, enforceable against him in accordance with its terms.

      (c) Other than the Shares set forth in subsection 6.2(a) and the Warrant described in Section 3, A. Burckhardt does not own, beneficially or of record, any interest in any equity securities of the Company (or in any debt convertible into equity securities of the Company) nor is he a party to any contract or agreement pursuant to which he has the right to purchase equity securities (or debt securities convertible into equity securities) of the Company. The Shares to be transferred by A. Burckhardt pursuant to this Agreement have been validly issued by the Company, are fully paid and non-assessable.

      (d) A. Burckhardt currently serves as the duly authorized and appointed President of the Company and as a duly elected Director of the Company, and has the power and authority to execute this Agreement on behalf of the Company.

      6.3 Representations of H. Burckhardt and A. Burckhardt. In addition to the representations given above, and subject to, and with the exception of, any acts or omissions of Gary Lafferty or Jan Lafferty, his wife, at any time, in each of their corporate, allegedly corporate, or individual capacities (provided that neither H. Burckhardt nor A. Burckhardt has knowledge of such act or omission),
H. Burckhardt and A. Burckhardt hereby jointly and severally represent and warrant to Buyer as follows:

      (a) The Company is a corporation duly authorized, validly existing and in good standing under the laws of the State of Delaware. True, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as in effect on the date hereof, are attached hereto as Exhibit 6.3(a)(i) and
Exhibit 6.3(a)(ii), respectively (the "Certificate" and the "Bylaws", respectively). The Company has two wholly-owned subsidiaries: (i) Cobra Vision, Inc., a Georgia corporation and (ii) FB Optical Manufacturing, Inc., a Florida corporation (collectively, the "Subsidiaries"). Each of the Subsidiaries is duly authorized, validly existing and in good standing under the laws of the state of its incorporation. Other than the Subsidiaries, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, partnership, joint venture or other business entity.

      (b) Immediately prior to the Effective Date, the authorized capitalization of the Company consists of (i) 50,000,000 shares of Class A Common Stock, par value $0.001 per share, 7,051,785 of which are issued and outstanding; (ii) 7,700,000 shares of Class B Common Stock, par value $0.001 per share, 7,455,000 of which are issued and outstanding; and (iii) 10,000,000 shares of preferred stock, par value $0.001 per share, 487,500 of which are issued and outstanding. Other than as disclosed in public filings with the Securities and Exchange Commission and in this Agreement, the Company has not: (A)

                                                                    Exhibit 10.1

issued any options, warrants or other rights to acquire shares of capital stock of the Company; (B) executed any restrictive stock transfer, voting trust, or other agreement or commitment relating to the transfer or voting of any equity security of the Company (including the Shares); and (C) granted any preemptive rights with respect to any of the Company's equity securities. Notwithstanding the foregoing, neither H. Burckhardt nor A. Burckhardt express an opinion or give a representation as to the shares referenced in Item 12 of the attached Disclosure Schedule (the "Disclosure Schedule") and such shares are not included in the numbers set forth above.

      (c) Other than as disclosed on the Disclosure Schedule attached hereto, the Company has not:

            (A) incurred any debt, obligations and/or liabilities outside the ordinary course of business in excess of $2,500 (each of the Burckhardts acknowledges that any salary owing to him (and any interest and penalties thereon) from the Company as of the Effective Date will not be paid and is subject to the releases described in Section 12 below);

            (B) authorized or issued any capital stock or other equity security of any kind or debt security convertible into equity or granted any right to purchase any equity security or convertible debt security;

            (C) waived or compromised any material right or material debt owed to it;

            (D) entered into any employment, deferred compensation, severance, retirement or other similar agreement with any employee, officer or director of the Company or made any amendment to any such existing agreement, or change in any compensation or other benefits payable to any employee, officer or director of the Company pursuant to any severance or retirement plan or policy;

            (E) sold, transferred, assigned or permitted the imposition of any encumbrance on any material assets of the Company other than the sale of inventory in the ordinary course of business;

            (F) made any change in any method of accounting or accounting practice with respect to the business of the Company as disclosed in all public documents filed with the SEC;

            (G) made any loans or guarantees to or for the benefit of any employee, officer or director of the Company or any members of their immediate families;

            (H) declared, set aside, paid or distributed any amounts in respect of any of the Company's capital stock or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock;

            (I) been named as a party to any suit, action or proceeding or the object of any investigation; or

            (J) entered into any material contract or agreement.

      (d) Neither the Company nor either of the Burckhardts (in their capacity as current or former directors and/or officers of the Company) has made any payment of Company funds prohibited by law and no Company funds have been set aside for any payment prohibited by law.

                                                                    Exhibit 10.1

      (e) Neither of the Burckhardts nor any member of either of their immediate family is indebted, directly or indirectly, to the Company nor is the Company or either of the Subsidiaries indebted, directly or indirectly, (or committed to make loans or extend or guarantee credit) to any of them (other than the payment of salary by the Company to each of the Burckhardts for services rendered in the ordinary course of business, which payments each of the Burckhardts will waive pursuant to the releases described below). Except for this Agreement, there are no agreements between the Company or either of the Subsidiaries on one hand and either of the Burckhardts or any affiliated person or entity on the other, the rights under which will not be waived by the Burckhardts upon delivery of the releases described below.

      7. Representations of Buyer. Buyer hereby represents and warrants to the Burckhardts as follows:

      7.1 Authorization. Buyer has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

      7.2 Purchase Entirely for Own Accord. Buyer understands that this Agreement is made with Buyer in reliance upon Buyer's representation that the Shares to be received by Buyer will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in or otherwise distributing the same.

      7.3 Investment Experience. Buyer is an investor in securities of companies in the development state and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Buyer has not been organized for the purpose of acquiring the Shares.

      7.4 Advice of Counsel. Buyer acknowledges that Buyer has had the opportunity to review this Agreement, the Exhibits and Schedules attached hereto and the transaction contemplated by this Agreement with Buyer's legal counsel.

      7.5 Restricted Securities. Buyer acknowledges that the Shares being purchased by Buyer hereunder may be "restricted securities" as contemplated by the United States securities laws and Buyer understands that the Shares may be resold under the Securities Act of 1933, as amended, only in certain limited circumstances.

      8. Representation and Covenant of the Company. The Company hereby represents and warrants to the Burckhardts as follows:

      8.1 Authorization. The Company has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

                                                                    Exhibit 10.1

      8.2 Covenant Regarding Indemnification. The Company hereby covenants that, from and after the Effective Date, each of H. Burckhardt and A. Burckhardt will be entitled to rely on the indemnification provisions in the Certificate and Bylaws, as in effect on the Effective Date (to the extent such provisions purport to indemnify directors and/or officers of the Company and to the extent each of H. Burckhardt and A. Burckhardt would otherwise be entitled to the benefit of such provisions), and to the extent the Company amends the Certificate or Bylaws in the future to reduce or limit the indemnification benefits enjoyed by the Company's directors or officers, such amendment shall not affect the Company's indemnification obligations to either of H. Burckhardt or A Burckhardt. For the avoidance of doubt, this covenant does not purport to expand or limit the scope of indemnity currently available to either H. Burckhardt or A. Burckhardt by the Company.

      9. Closing; Procedure.

      9.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place immediately upon execution of this Agreement by the Parties hereto.

      9.2 Deliveries by the Burckhardts. At the Closing, the Burkhardts shall deliver or cause to be delivered, to Buyer each of the following, duly executed as appropriate:

            (a) Receipt of the Purchase Price (to be delivered upon confirmation of receipt of funds as contemplated by Section 2 herein);

            (b) Original stock certificates representing the Shares being purchased hereunder duly executed for transfer to Buyer or delivered with appropriate stock powers executed in blank;

            (c) Good Standing Certificates, dated no more than thirty (30) days prior to the Closing, for each of the Company and each Subsidiary from each such entity's respective State of incorporation;

            (d) Releases in favor of the Company as contemplated by Section 12 herein;

            (e) Counterparts of the Warrants to be delivered pursuant to Section 3 herein; and

            (f) A copy of the instruction letter delivered to H&G as contemplated by Section 4 herein and evidence of delivery.

      9.3 Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to the Burckhardts the Purchase Price as contemplated by Section 2 herein.

      9.4 Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Burckhardts each of the following, duly executed:

            (a) Releases in favor of H. Burckhardt and A. Burckhardt as contemplated by Section 12; and

            (b) The Warrant contemplated by Section 3 herein.

      10. Advice of Counsel; Neutral Affect as to Draftsmanship. The Parties represent that they have been represented by counsel of their own choosing, which counsel have explained in detail all of their rights, obligations and liabilities hereunder and with respect hereto; that none of them have entered

                                                                    Exhibit 10.1

into this Agreement under duress or threat of any sort or kind; but to the contrary their entry into this Agreement has been and is voluntary in all respects. The Parties agree that in the interpretation of this Agreement, no court or other tribunal shall construe this Agreement other than neutrally among the Parties as a result of one or the other of the Parties or their counsel having been the draftor hereof.

      11. Conduct of the Parties Post-Closing. The Parties agree to cooperate with each other and work together following the date hereof with respect to all matters relating to the periods prior to the purchase of the Shares by Buyer, including the execution of any and all documents which may be reasonably required to accomplish the purposes of this Agreement.

      12. Releases. (a) H. Burckhardt and A. Burckhardt on the one hand and the Company on the other hand shall execute mutual general releases in favor of each other at closing in the form attached hereto as Exhibit C, which releases shall specifically exclude obligations under this Agreement.

      (b) Each of H. Burckhardt and A. Burckhardt hereby acknowledges and agrees that the Company may rely on the representations and warranties of each of H. Burckhardt and A. Burckhardt as set forth in Sections 6.1, 6.2 and 6.3 above and that the matters covered by such representations (as modified by any disclosure made on the Disclosure Schedule) shall not be covered by the releases to be given by the Company pursuant to this Section 12. The Company acknowledges and agrees that its only claim against either of H. Burckhardt and/or A. Burckhardt in connection with their acts or omission on behalf of the Company, in any capacity, shall be limited to actions or claims brought for fraud, for a breach of any representation in Section 6.1, 6.2 or 6.3, or for a failure by H. Burckhardt and/or A. Burckhardt to perform any of his agreements as set forth herein.

      13. Restrictive Covenants.

      13.1 Future Ownership / Control. Other than the Warrants granted pursuant to Section 3 above, from and after the Effective Date, each of the Burckhardts agrees that he or it shall not, and shall not cause any third party to, purchase any debt or equity securities issued by the Company or otherwise attempt to control or influence the management of the Company or the conduct of the Company's business either directly or through a third party.

      13.2 Non-competition / Non-solicitation. Commencing on the Effective Date and continuing for a period of five (5) years thereafter, the Burckhardts shall not, without the prior written consent of the Company, (i) solicit business (in competition with the Company) from or compete with the Company for the business of any customer of the Company as reflected on the books of the Company, (ii) either directly or indirectly operate or perform any advisory or consulting services for, invest in (other than stock in a publicly-held corporation which is traded on a recognized securities exchange or over-the-counter, provided that the ownership of such equity interest does not give the Burckhardts the right to control or substantially influence the policy or operational decisions of such corporation), or otherwise become associated with in any capacity (including as an employee), any company, partnership, organization, proprietorship or other entity anywhere in the world which develops, manufactures, sells or distributes eyewear lenses using a process similar to or competitive with the process utilized by the Company, or (iii) solicit any officer, employee, representative, agent, or independent contractor of the Company, or any other person or entity that has a business relationship with the Company, to alter or terminate his, her or its employment or business relationship with the Company.

      13.3 Confidentiality/Non-Disclosure. Each Party hereby agrees that he or it shall hold all Confidential Information of each other Party in strict confidence and solely for the benefit of such other Party, and that, he or it shall not, directly or indirectly, disclose or use or otherwise authorize or permit any third party to disclose or use any Confidential Information except as required by law. As used herein,

                                                                    Exhibit 10.1

"Confidential Information" means any and all confidential, proprietary or other information in any form or media whatsoever, regardless of how originated or by whom, which is in any way related to the past, present or future business of the Company or any Party hereto and that is not generally known by or available to the public.

      13.4 Mutual Non-Disparagement. The Parties mutually agree not to disparage each other, not to say anything to any third party which may injure each other in their business dealings with customers, guests, patrons, employees, agents, vendors, suppliers, or in any way disparage or injure each other's name and reputation within the business community or to the public at large.

      13.5 Remedies for Breach. In the event of a breach of the restrictive covenants set out in Sections 13.1, 13.2, 13.3 or 13.4 (the "Restrictive Covenants") it is agreed that the Parties, in addition to the other remedies available, shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction, along with reasonable attorneys' fees for securing such relief. The Parties acknowledge that the restrictions set forth in the above Restrictive Covenants have been carefully considered, negotiated and agreed between the Parties hereto. Accordingly, the Parties agree that the Restrictive Covenants set forth above are no greater than are reasonably necessary to protect the legitimate interests of the respective Parties. The Parties further agree that if the Restrictive Covenants are held in a final judgment or determination of any court of law or administrative agency of competent jurisdiction to be over-broad or otherwise unenforceable in any respect, such provision shall be deemed to be amended and shall be binding upon the Parties to the maximum extent deemed reasonable and enforceable by such court or administrative agency. Without limitation of the foregoing, the Parties agree that in the event any portion of the Restrictive Covenants is deemed to be unreasonable, the remaining portion of the Restrictive Covenants shall be enforced.

      14. Indemnification. Each of the Burckhardts, the Company and Buyer shall indemnify the others as set forth in this Section 14. The party entitled to such indemnity is referred to herein as the "Indemnified Party" and the party obligated to provide such indemnity is referred to herein as the "Indemnifying Party". The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all liabilities, losses, damages, claims, costs or expenses (including reasonable attorneys' fees and disbursements) (collectively, "Losses") that are incurred or suffered by such Indemnified Party by reason of (i) the breach by the Indemnifying Party of any of his or its representations and warranties contained herein or (ii) the failure of the Indemnifying Party to perform or comply with any covenant or agreement contained herein to be performed or complied with by him or it, provided that (i) no party shall be entitled to indemnity pursuant to this Section unless and until the aggregate amount of Losses incurred by such party as a result of the breach and/or failure of the Indemnifying Party exceeds $10,000 and (ii) to the extent the relevant breach or failure by the Indemnifying Party directly results in tax or insurance proceeds actually received by the Indemnified Party, such proceeds shall be netted against the amount payable by the Indemnifying Party hereunder.

      15. No Advantage to Third Parties. The Parties mutually agree that this Agreement is an agreement which, among other things, contains agreements of compromise of matters that each Party deems private matters between and among themselves. As such, the Parties agree that nothing herein shall serve as an admission or concession of any sort or kind, in particular, with respect to any third party, who may claim or seek to claim an advantage against any of the Parties as a result of a reading or construction of any term or condition of this Agreement. This Agreement is solely for the benefit of the parties hereto and their respective successors, assigns and personal representatives and no third party shall be a third party beneficiary hereof.

      16. Return of Company Property. The Burckhardts agree to return to the Company as soon as possible (and in no event, more than three (3) days from the date hereof) all Company property in their

                                                                    Exhibit 10.1

possession, including but not limited to documents, data, records, notebooks, customer lists, prospect lists, working lists, proposals, quotes, price lists, checks, invoices, bills, bank account information, competitive information and comparisons, and computer data and similar repositories of information containing any information about the Company, whether prepared by them or others.

      17. Miscellaneous. This Agreement shall be binding on and inure to the benefit of the respective Parties hereto and their successors and assigns. This Agreement may be executed in multiple counterparts, each of which shall constitute an original Agreement, but all of which shall be deemed to constitute one instrument. Each Party shall bear their own fees and costs incurred in connection with any matter described herein and in the preparation and negotiation of this Agreement. The terms and provisions of this Agreement cannot be terminated or modified or amended orally or by course of conduct or dealing or in any manner except in a writing that is signed by the Party against whom enforcement is sought. This Agreement shall be construed in accordance with the laws of the State of Delaware and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in the County of New York, New York City, New York or in Miami, Florida at the option of the Party initiating such suit, action or proceeding and each Party waives objection to such jurisdiction and venue. The provisions of this Agreement are severable, and any invalidity, unenforceability or illegality in any provision or provisions hereof shall not affect the remaining provisions of this Agreement. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing Party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such Party in connection therewith, including fees and disbursements in administrative, regulatory, insolvency, bankruptcy and appellate proceedings. All notices required or allowed hereunder shall be in writing and shall be deemed given upon (i) hand delivery or (ii) delivery by reputable overnight courier service, or (iii) delivery by facsimile with confirmation of receipt, or (iv) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the Party for whom intended at their address set forth in Exhibit D attached hereto, or such other address as is most recently noticed for such Party as aforesaid. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires. Any failure by any Party to insist upon strict performance by any other Party of the terms and provisions of this Agreement shall not be deemed a waiver of any of the other terms or provisions of this Agreement. The Parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

      18. Survival of Obligations. The Parties mutually agree and acknowledge that the obligations contained in Sections 13 and 14 of this Agreement shall survive any termination, cancellation, or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

                                        ARB INVESTMENT ENTERPRISES, LTD
                                        a Florida limited partnership

                                        By: ARB Management Services, Inc.,
                                            general partner


                                            By: ________________________________
                                                Hermann Burckhardt, President

                                                                    Exhibit 10.1


                                        ________________________________________
                                        Hermann Burckhardt, Individually


                                        ________________________________________
                                        Alberto Burckhardt, Individually


                                        JL ACQUISITIONS CO., LLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        NEXGEN VISION, INC., a Delaware
                                        corporation

                                        By: ____________________________________
                                        Its:____________________________________

Attachments:

Disclosure Schedule
Exhibit A - Form of Warrant
Exhibit B - Copy of Escrow Agreement
Exhibit C - Form of Releases
Exhibit D - Notice Addresses
Exhibit 6.3(a)(i) - Company Certificate of Incorporation
Exhibit 6.3(a)(ii) - Company Bylaws

                                                                    Exhibit 10.1

                               Disclosure Schedule

      1. as disclosed or reflected in filings made with the United States Securities and Exchange Commission ("SEC")

      2. the payment of attorney's fees to Adorno & Yoss, P.A of no more than $85,000

      3. the accrual of the Burckhardts' salaries

      4. the accrual of other employees' salaries owing to: Lew Morrison, Lewis Tankersley, Scott Peterson, Mary Larson, Rosemary Russell, Brad Beatty, Drew Eichelburger, Tom McCarthy, Denise Goins, Gary and Jan Lafferty and no more than three additional individuals

      5. the termination of the purchase option under the F. B. Optical lease of property in St. Stephen, Minnesota

      6. the termination of the TRI license agreement

      7. the circumstances surrounding the arbitration claim by Bluefin Partners, an investor in the Company's PPM, against Jessup & Lamont, the Company, and Linda Schwartz, a stockbroker

      8. the bulk sale of Cobra Vision inventory

      9. threat of shareholder litigation for nonregistration of securities sold by Jessup & Lamont under a private placement memorandum pursuant to JL Collazo letter

      10. Crossbow claim as vendor of eyeglass molds demand for approximately $250,000 due and owing for period prior to October, 2003, as evidenced by that certain letter from Stevens & Lee to Hermann Burckhardt, dated November 4, 2003, and that certain letter from Stevens & Lee to Gary T. Lafferty, dated October 6, 2003.

      11. the proposed investment rescission referred to in that certain letter from Blank Rome, LLP to Hermann Burckhardt, dated February 10, 2004

      12. the issuance of 25,000 Class A shares to Sunrise Securities
Corporation

      13. the issuance of any shares or rights to shares in connection with the 2003 loan to NexGen by Jessup & Lamont

                                                                    Exhibit 10.1

                                    EXHIBIT D

                                     Notices

      If to the Burckhardts:            Hermann Burckhardt or ARB Investment
                                        Enterprises, Ltd.
                                        __________________________
                                        __________________________
                                        __________________________
                                        Facsimile: _______________

                                        Alberto Burckhardt
                                        __________________________
                                        __________________________
                                        __________________________
                                        Facsimile: _______________

                        Copy to:        Geoffrey S. Aaronson, Esq.
                                        Adorno & Yoss, P.A.
                                        2601 South Bayshore Drive
                                        Suite 1600
                                        Miami, Florida 33133

      if to the Company                 NexGen Vision, Inc.
                                        __________________________
                                        __________________________
                                        __________________________
                                        Facsimile: _______________

      If to Buyer                       JL Acquisitions Co., LLC
                                        650 Fifth Avenue
                                        New York, New York 10019
                                        Attention:_____________________
                                        Facsimile: _______________

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               NEXGEN VISION, INC.
                        WARRANT TO PURCHASE COMMON STOCK
                                   May 4, 2004
                             Void After May 4, 2009

      THIS CERTIFIES THAT, for value received, Hermann Burckhardt, or his permitted assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from NexGen Vision, Inc., a Delaware corporation (the "Company") 100,000 shares of Class A Common Stock of the Company, par value $0.001 per share (the "Common Stock").

      1. Definitions. As used herein, the following terms shall have the following respective meanings:

      "Exercise Period" shall mean the period commencing on the date of this Warrant and extending until 12:00 midnight on May 4, 2009.

      "Exercise Price" shall mean $1.50 per share.

      "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

      2. Exercise of Warrant; Number of Shares.

      (a) The right to purchase the Exercise Shares represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in Section 10 herein (or at such other address as it may designate by notice in writing to the Holder): (i) an executed Notice of Exercise substantially in the form attached hereto as Exhibit A (the "Notice of Exercise"); (ii) payment of the aggregate Exercise Price for the Exercise Shares as to which the Warrant is then being exercised; and (iii) this Warrant.

      (b) Payment of the Exercise Price with respect to the Exercise Shares to be purchased upon the exercise of all or any portion of the Warrant may, at the election of the Holder, be made as follows: (i) by payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Exercise Shares being purchased; or (ii) by surrender of the Warrant (together with a Notice of Exercise) to the Company in exchange for a number of Exercise Shares equal to the product of (x) the number of Exercise Shares as to which the Warrant is being exercised (as specified in the Notice of Exercise) multiplied by (y) a fraction, the numerator of which is the Current Market Price (as defined below) of the Common Stock less the Exercise Price and the denominator of which is the Current Market Price.

      (c) As used herein, "Current Market Price" on any day shall mean the average daily closing price for the ten trading days immediately preceding such day. The closing price for any day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the mean between the closing bid and ask price regular way, in either case on the principal national securities exchange (including, for this purpose, Nasdaq) on which the Company's Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the OTC Bulletin Board or a similar organization if the NASD is no longer reporting such information. If on any such date the Common Stock is not quoted by any such organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

      (d) Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder within a reasonable time (but no later than ten (10) days) after the rights represented by this Warrant shall have been so exercised. The Holder shall be deemed to have become the holder of record of the applicable Exercise Shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such Exercise Shares at the close of business on the next succeeding date on which the stock transfer books are open.

      (e) This Warrant may be exercised in part, and promptly (but no later than ten (10) days) after the delivery hereof to the Company the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant and shall be in substantially the form hereof, covering the number of shares in respect of which this Warrant shall not have been exercised.

      3. Covenants of the Company.

      (a) The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      (b) Except and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant.

      4. Representation and Covenant of Holder. (a) Holder hereby represents and warrants to, and agrees with, the Company that the Warrant is, and any Exercise Shares issued upon its exercise will be, purchased by Holder for his own account and not with a view to the public distribution thereof and will not be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and a legend to such effect as set forth in Section 9 shall be noted on the certificates representing such Exercise Shares.

      5. Adjustments. (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, distributions, split-ups, recapitalizations, reclassifications, combinations, reverse splits or exchanges of shares, separations, reorganizations, liquidations or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder on exercise, for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

      (b) Whenever there shall be an adjustment as provided in Section 5(a), the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall be accompanied by an officer's certificate setting forth the number of Exercise Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

      (c) The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

      6. Business Combinations.

      (a) In the event of, at any time during the Exercise Period, (i) a sale, lease or other disposition of all or substantially all of the Company's assets, or (ii) the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Company or other entity surviving such transaction, then and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price then in effect), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder of the Company upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto (subject to any applicable further adjustments subsequent to such consummation as nearly equivalent as possible to the adjustments provided in Section 5(a)).

      (b) In the event of any transaction described in Section 6(a), each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein, shall assume in writing (i) the obligations of the Company under this Warrant (and, if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6, the Holder may be entitled to receive.

      7. Transfer.

      (a) Neither the Warrant nor the Exercise Shares have been registered under the Securities Act. The Holder will not transfer this Warrant or the Exercise Shares unless (i) there is an effective registration statement covering such Warrant or Exercise Shares, as the case may be, under the Securities

Act and applicable state securities laws; or (ii) the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws.

      (b) Prior to any proposed transfer that satisfies the requirements of
Section 7(a)(ii) other than a transaction effected pursuant to Rule 144 under the Securities Act, and as a condition thereto, the Holder will deliver to the Company (i) an agreement by the proposed transferee that the restrictive investment legend substantially similar to that set forth in Section 9 be placed on the certificate or certificates representing the securities acquired by such transferee; and (ii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar with respect to the Warrant and the Exercise Shares.

      (c) This Warrant may only be assigned or transferred in accordance with the provisions of this Section 7. Upon surrender of this Warrant to the Company together with a duly executed copy of an Assignment Form substantially in the form attached hereto as Exhibit B, and upon compliance with the foregoing provisions, the Company shall without charge, execute and deliver a new warrant in the name of the assignee named on such instrument of assignment, and this Warrant shall promptly be cancelled. An assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provision of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

      8. Notice of Certain Proposed Events. In case at any time the Company shall publicly propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock; or

            (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

            (c) to effect any consolidation, merger, sale, reorganization or reclassification described in Section 6; or

            (d) to effect any liquidation, dissolution, or winding-up of the Company; or

            (e) to subdivide the outstanding Common Stock or combine the outstanding Common Stock into a smaller number of shares;

then, and in any one or more of such cases, the Company shall give written notice thereof to the Holder, mailed at least (i) 10 business days prior to the date as of which the holders of record of shares of Common Stock entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) 20 business days prior to the date on which any such combination, subdivision, consolidation, merger, sale, reorganization or reclassification, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable in connection with any such event.

      9. Legend. The certificate or certificates evidencing any securities issued upon exercise of the Warrant shall bear the following legend:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE REQUIRED UNDER THE SECURITIES LAWS OF ANY STATE OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH SECURITIES LAWS.

      10. Notices. All notices, demands and other communications which may or are required to be given or made by either party to the other in connection with this Warrant shall be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, five (5) days after the posting thereof with first class postage attached; (b) if sent by hand or overnight delivery, upon the delivery thereof (with confirmation of delivery received); and (c) if sent by telex or fax, upon confirmation of receipt of such telex or fax, in each case addressed to the respective parties as follows:

                  if to the Company:

                             NexGen Vision, Inc.

                             ---------------------

                             ---------------------

                             ---------------------

                             Attention:_______________
                             Fax No.:________________

                  if to the Holder:

                             Hermann Burckhardt
                             9796 NW 51 Terrace
                             Doral, Florida 33178

                    with a copy to:

                             Geoffrey S. Aaronson, Esq.
                             Adorno & Yoss, P.A.
                             2601 South Bayshore Drive
                             Suite 1600
                             Miami, Florida 33133
                             Fax: 305.675.3880

      11. Taxes. The issuance of any shares or warrants or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares, warrants or other securities, shall be made without charge to the Holder for any tax or other charge solely in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      12. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      13. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. IN WITNESS WHEREOF, the parties have caused this Warrant to be executed as of the date first written above.

                                       NEXGEN VISION, INC.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________

                                       HOLDER

                                       ____________________________________
                                       Hermann Burckhardt

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                             TO NEXGEN VISION, INC.

The undersigned hereby exercises his rights to purchase Exercise Shares covered by the within Warrant and hereby (i) tenders payment herewith in the amount of $______________ or (ii) surrenders this Warrant in such number of Exercise Shares as shall equal $______________, in payment of the Exercise Price in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Exercise Shares shall not be all the Exercise Shares covered by the within Warrant, that a new Warrant for the balance of the Exercise Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

By:________________________                  Address:  ________________________
Name:______________________                            ________________________
Date:______________________                            ________________________

                                    EXHIBIT B

                             WARRANT ASSIGNMENT FORM

            FOR VALUE RECEIVED, ____________________________ hereby sells, assigns, and transfers unto _________________________________ his right to purchase up to _________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________________________ as attorney to transfer the same on the books and records of the Company, with full power of substitution.

Dated:_____________________

                                           _______________________________